CONGRESSIONAL EFFECT FUND
CONSENT TO ACTION WITHOUT A MEETING
___________________________________________

The undersigned, being shareholders of the Congressional Effect Fund (the “Fund”), the sole series of the Congressional Effect Family of Funds (the “Trust”), a Delaware statutory trust, and acting by consent in lieu of a meeting pursuant to authority contained in the Agreement and Declaration of Trust (the “Trust Instrument”) and Bylaws of the Trust, do hereby take the following action:

WHEREAS, Congressional Effect Management, LLC, the investment adviser to the Fund (“CEM”), CEM’s principal and managing member, Eric Singer (“Singer”) and Pulteney Street Capital Management, LLC, a registered investment adviser (“Pulteney Street”), have negotiated a Transaction Agreement dated February 18, 2014 (the “Transaction Agreement”) whereby, in exchange for initial consideration of $35,000 plus potential additional earnouts under the terms of the Transaction Agreement if the Fund remains available on certain selling platforms and assets remain in the Fund for certain periods of time, CEM will assign all of CEM’s rights and obligations under its investment advisory agreement with the Fund (the “Advisory Agreement”), attached hereto at Exhibit A, and its expense limitation agreement with the Fund (the “Expense Limitation Agreement”), subject to certain consent approval requirements and other closing conditions under the Transaction Agreement, to Pulteney Street (the “Proposed Transaction”);

WHEREAS, pursuant to the terms of Transaction Agreement, the Advisory Agreement and applicable provisions of Section 15 of the Investment Company Act of 1940, as amended (the “1940 Act”), the approval of the shareholders of the Fund to the assignment of the Advisory Agreement to Pulteney Street (the “Assignment”) and the engagement of Pulteney Street as investment adviser of the Fund thereby (the “Shareholder Approval”) is required in order to consummate the Proposed Transaction; and

WHEREAS, if the Shareholder Approval is granted and the Proposed Transaction closes, Pulteney Street has indicated its intention to (i) initially continue to manage the Fund using the Fund’s current investment strategy; (ii) assist the Fund to file, as soon as practicable, revisions to the Fund’s prospectus and statement of additional information to modify the investment strategy of the Fund to a “manager of managers” model (the “New Strategy”); (iii) request, in connection with the New Strategy, and only after the prospectus and statement of additional information for the New Fund Strategy is effective (expected effective May 1, 2014 or thereafter (the “New Strategy Effective Date”), (A) approval of an increase of the investment advisory fee for Pulteney Street under the Advisory Agreement from 1.00% to 2.25% (the “New Strategy Fee Increase”); and (B) approval of those investment advisers set forth on Exhibit B (the “New Sub-Advisers”) as sub-advisers to the Fund to manage such assets as may be allocated to them by Pulteney Street as investment adviser to the Fund pursuant to a contract substantially in the form attached as Exhibit C (the “Sub-Advisory Agreement”), under which the New Sub-Advisers will be paid by Pulteney Street out of its increased investment advisory fee; and

WHEREAS, under Section 4 of Article V of the Declaration of the Trust, shareholder action may be taken by a consent action executed by shareholders holding sufficient shares of the Trust to take action at a meeting; and

WHEREAS, if the Shareholder Approval is granted and the Proposed Transaction closes, then, after the closing of the Proposed Transaction, it is expected that the current Trustees of the Trust will resign from their positions as trustees;

NOW, THEREFORE BE IT RESOLVED, that the undersigned shareholder(s) of the Fund hereby:  (i) approve the Assignment and the Proposed Transaction, and acknowledge and agree that the consummation of the Assignment and the Proposed Transaction shall not terminate the Advisory Agreement, but shall instead continue the Advisory Agreement with Pulteney Street as the Adviser (defined therein); (ii) agree that the services to be provided under the Advisory Agreement by Pulteney Street may, under the terms thereof, be provided directly or through other parties as Pulteney Street may determine from time to time, which part(ies) may include, without limitation, to the extent approved by the trustees of the Trust and shareholders of the Fund consistent with the 1940 Act, sub-advisers; (iii) approve the transition of the Fund’s investment strategy to the New Strategy, such New Strategy to be implemented only upon (and not until) the New Strategy is effective on the New Strategy Effective Date; (iv) approve the New Strategy Fee Increase, such New Strategy Fee Increase to be effective only upon (and not until) the New Strategy is effective on the New Strategy Effective Date; and (v) consistent with the foregoing, approve the appointment of each of the New Sub-Advisers as investment advisers and engagement of each of the New Sub-Advisors as sub-advisers to the Fund pursuant to an investment advisory agreement in the form of the Sub-Advisory Agreement pursuant to which each Sub-Adviser will be paid by Pulteney Street out of Pulteney Street’s investment advisory fee from the Fund; and

FURTHER RESOLVED, that, in connection with and subject to the closing of the Proposed Transaction and the anticipated resignation of the Trust’s current transaction on or about such time, the undersigned shareholder(s) of the Fund approve the election of the slate of Trustees set forth on Exhibit D as new trustees of the Trust, such approval and election to be commensurate with the effectiveness of such closing and applicable resignations;

FURTHER RESOLVED, that the officers of the Trust be, and each of them hereby is, authorized to take such actions and execute any such instruments as may be necessary, advisable or appropriate to carry out the purpose and intent of the foregoing resolution and any other action regarding the Proposed Transactions; and

FURTHER RESOLVED, that any and all actions heretofore or hereafter taken by any and all officers and agents of the Trust, as contemplated by or within the terms of the foregoing resolutions, be, and they hereby are, ratified and confirmed in all respects as the acts and deeds of the Trust.

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This written consent may be executed in counterparts, each executed by the shareholder(s) as indicated by their signature below.

Signature	Date

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Signature	Date

Exhibit A
Advisory Agreement

INVESTMENT ADVISORY AGREEMENT

This Agreement is made and entered into effective as of May 5, 2008, by and between the Congressional Effect Family of Funds, a Delaware Statutory Business Trust (the “Trust”) on behalf of the Congressional Effect Fund, a series of shares of the Trust (the “Fund”), and Congressional Effect Management, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Trust is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust has designated the Fund as a series of interests in the Trust; and

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”), and engages in the business of asset management; and

WHEREAS, the Trust desires to retain the Adviser to render certain investment management services to the Fund, and the Adviser is willing to render such services;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Obligations of the Investment Adviser

(a) Services. The Adviser agrees to perform the following services (the “Services”) for the Trust:

(1)        manage the investment and reinvestment of the assets of the Fund;

(2)        continuously review, supervise, and administer the investment program of the Fund;

(3)        determine, in its discretion, the securities to be purchased, retained or sold (and implement those decisions) with respect to the Fund;

(4)        provide the Trust and the Fund with records concerning the Adviser’s activities under this Agreement which the Trust and the Fund are required to maintain; and

(5)        render regular reports to the Trust’s trustees and officers concerning the Adviser’s discharge of the foregoing responsibilities.

The Adviser shall discharge the foregoing responsibilities subject to the control of the trustees and officers of the Trust and in compliance with (i) such policies as the trustees may from time to time establish; (ii) the Fund’s objectives, policies, and limitations as set forth in its prospectus and statement of additional information, as the same may be amended from time to time; and (iii) with all applicable laws and regulations. All Services to be furnished by the Adviser under this Agreement may be furnished through the medium of any directors, officers or employees of the Adviser or through such other parties as the Adviser may determine from time to time.

(b) Expenses and Personnel. The Adviser agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel as may be reasonably required in the judgment of the trustees and officers of the Trust to perform the Services on the terms and for the compensation provided herein. The Adviser shall authorize and permit any of its officers, directors and employees, who may be elected as trustees or officers of the Trust, to serve in the capacities in which they are elected. Except to the extent expressly assumed by the Adviser herein and except to the extent required by law to be paid by the Adviser, the Trust shall pay all costs and expenses in connection with its operation.

(c) Books and Records. All books and records prepared and maintained by the Adviser for the Trust and the Fund under this Agreement shall be the property of the Trust and the Fund and, upon request therefor, the Adviser shall surrender to the Trust and the Fund such of the books and records so requested.

2.         Fund Transactions. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund. With respect to brokerage selection, the Adviser shall seek to obtain the best overall execution for fund transactions, which is a combination of price, quality of execution and other factors. The Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Adviser with brokerage, research, analysis, advice and similar services, and the Adviser may pay to these brokers and dealers, in return for such services, a higher commission or spread than may be charged by other brokers and dealers, provided that the Adviser determines in good faith that such commission is reasonable in terms either of that particular transaction or of the overall responsibility of the Adviser to the Fund and its other clients and that the total commission paid by the Fund will be reasonable in relation to the benefits to the Fund and its other clients over the long-term. The Adviser will promptly communicate to the officers and the trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

3.         Compensation of the Adviser. The Fund will pay to the Adviser an investment advisory fee (the “Fee”) equal to an annualized rate of 1.0% of the average daily net assets of the Fund. The Fee shall be calculated as of the last business day of each month based upon the average daily net assets of the Fund determined in the manner described in the Fund’s Prospectus and/or Statement of Additional Information, and shall be paid to the Adviser by the Fund within five (5) days after such calculation.

4.         Status of Investment Adviser. The services of the Adviser to the Trust and the Fund are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Trust and the Fund are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed an agent of the Trust or the Fund. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

5.         Permissible Interests. Trustees, agents, and stockholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or stockholders, or otherwise; and directors, partners, officers, agents, and stockholders of the Adviser are or may be interested in the Trust as trustees, stockholders or otherwise; and the Adviser (or any successor) is or may be interested in the Trust as a stockholder or otherwise.

6.         Limits of Liability; Indemnification. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. The Adviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement. It is agreed that the Adviser shall have no responsibility or liability for the accuracy or completeness of the Trust's registration statement under the Act or the Securities Act of 1933, except for information supplied by the Adviser for inclusion therein. The Trust agrees to indemnify the Adviser to the full extent permitted by the Trust's Declaration of Trust.

7.         Term. This Agreement shall remain in effect for an initial term of two years from the date hereof, and from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the trustees of the Trust who are not “interested persons” (as defined in the Act) of the Trust, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that:

(a)        the Trust may, at any time and without the payment of any penalty, terminate this Agreement upon 30 days written notice of a decision to terminate this Agreement by (i) the Trust’s trustees; or (ii) the vote of a majority of the outstanding voting securities of the Fund;

(b)        this Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act and the Rules thereunder);

(c)        the Adviser may, at any time and without the payment of any penalty, terminate this Agreement upon 60 days written notice to the Trust and the Fund; and

(d)        the terms of paragraphs 6 and 7 of this Agreement shall survive the termination of this Agreement.

8.         Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Trust’s outstanding voting securities.

9.         Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware.

10.       Representations and Warranties.

(a)        Representations and Warranties of the Adviser. The Adviser hereby represents and warrants to the Trust as follows: (i) the Adviser is a limited liability company duly organized and in good standing under the laws of the State of Delaware and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; and (ii) the Adviser is registered as an investment adviser with the SEC under the Advisers Act, and shall maintain such registration in effect at all times during the term of this Agreement.

(b)       Representations and Warranties of the Trust. The Trust hereby represents and warrants to the Adviser as follows: (i) the Trust has been duly organized as a business trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms; (ii) the Trust is (or will be) registered as an investment company with the Securities and Exchange Commission under the 1940 Act; (iii) shares of each Trust are (or will be) registered for offer and sale to the public under the 1933 Act; and (iv) such registrations will be kept in effect during the term of this Agreement.

11.       Structure of Agreement. The Trust is entering into this Agreement solely on behalf of the Fund. No breach of any term of this Agreement shall create a right or obligation with respect to any series of the Trust other than the Fund; (b) under no circumstances shall the Adviser have the right to set off claims relating to the Fund by applying property of any other series of the Trust; and (c) the business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Trust and the Fund.

12.       Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.

CONGRESSIONAL EFFECT FAMILY OF FUNDS	CONGRESSIONAL EFFECT MANAGEMENT, LLC

/s/ Eric T. Singer	/s/ Eric T. Singer
By: Eric T. Singer	By: Eric T. Singer
Title: Trustee	Title: Managing Member

Exhibit B
Investment Sub-Advisers

Tiburon Capital Management, LLC
Sandell Asset Management Corp.
EastBay Asset Management, LLC
Riverpark Advisors, LLC
Ferro Investment Management, LLC
  SW Mitchell Capital LLP

Exhibit C
Form of Sub-Advisory Agreement

INVESTMENT SUB-ADVISORY AGREEMENT

This Agreement is made and entered into effective as of _______, 2014, by and between the CONGRESSIONAL EFFECT FAMILY OF FUNDS, a Delaware statutory trust (the “Trust”) on behalf of the CONGRESSIONAL EFFECT FUND (the “Fund”), PULTENEY STREET CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the “Adviser”) and ____________, a ___________(the “Sub-Adviser”).

WHEREAS, the Trust is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust has designated the Fund as a series of interests in the Trust;

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”), and engages in the business of asset management;

WHEREAS, the Adviser acts as an investment adviser to the Trust on behalf of the Fund;

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act, and engages in the business of asset management;

WHEREAS, the Adviser, subject to the approval of the Trust, desires to retain the Sub-Adviser to render certain investment management services to the Fund; and

WHEREAS, the Trust is willing to approve the Sub-Adviser rendering certain sub-investment management services to the Fund, and the Sub-Adviser is willing to render such services.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Obligations of the Investment Adviser

(a)        Services.  Subject to the oversight of the Adviser, the Sub-Adviser agrees to perform the following services (the “Services”) for the Trust:

(1)        manage the investment and reinvestment of the assets of the Fund allocated to the Sub-Adviser (the “Portfolio”);

(2)        continuously review, supervise, and administer the investment program of the Portfolio;

(3)        determine, in its discretion, the securities to be purchased, retained or sold (and implement those decisions) with respect to the Portfolio;

(4)        provide the Trust, the Fund and the Adviser with records concerning the Sub-Adviser’s activities under this Agreement that the Trust and the Fund are required to maintain; and

(5)        render regular reports to the Adviser and the Trust’s trustees and officers concerning the Sub-Adviser’s discharge of the foregoing responsibilities.

The Sub-Adviser shall discharge the foregoing responsibilities subject to the control of the trustees and officers of the Trust and in compliance with (i) such policies as the trustees may from time to time establish; (ii) the Fund’s objectives, policies, and limitations as set forth in its prospectus and statement of additional information, as the same may be amended from time to time; and (iii) with all applicable laws and regulations (hereinafter collectively referred to as the “Rules”).  All Services to be furnished by the Sub-Adviser under this Agreement may be furnished as the Sub-Adviser may determine from time to time; provided, however, that the Sub-Adviser shall not engage any other party to provide investment advisory services to any portion of the Portfolio without the prior written consent of the Adviser.

(b)       Expenses and Personnel.  The Sub-Adviser agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel as may be reasonably required to perform the Services on the terms and for the compensation provided herein.

(c)       Books and Records.  All books and records prepared and maintained by the Sub-Adviser for the Trust and the Fund under this Agreement shall be the property of the Trust and the Fund and, upon request therefor, the Sub-Adviser shall surrender to the Trust and the Fund or the Adviser such of the books and records so requested.

2.         Fund Transactions. Subject to the oversight of the Adviser and the Rules, the Sub-Adviser is authorized to select brokers or dealers that will execute the purchases and sales of portfolio securities for the Portfolio.  With respect to brokerage selection, the Sub-Adviser shall seek to obtain the best overall execution for Portfolio transactions, which is a combination of price, quality of execution and other factors.  The Sub-Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Sub-Adviser with brokerage, research, analysis, advice and similar services, and the Sub-Adviser may pay to these brokers and dealers, in return for such services, a higher commission or spread than may be charged by other brokers and dealers, provided that the Sub-Adviser determines in good faith that such commission is reasonable in terms either of that particular transaction or of the overall responsibility of the Sub-Adviser to the Fund and its other clients and that the total commission paid by the Fund will be reasonable in relation to the benefits to the Fund and its other clients over the long-term.  The Sub-Adviser will promptly communicate to the officers and the trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

3.         Compensation of the Sub-Adviser.  The Adviser will pay to the Sub-Adviser an investment advisory fee (the “Fee”) at an annualized rate of ____% of the average daily net assets of the Portfolio.  The Fee shall be calculated as of the last business day of each month based upon the average daily net assets of the Fund determined in the manner described in the Fund’s Prospectus and/or Statement of Additional Information.

4.         Status of Sub-Adviser.  The services of the Sub-Adviser to the Trust and the Fund are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others so long as its services to the Trust and the Fund are not impaired thereby.  The Sub-Adviser shall be deemed to be an independent contractor and nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

5.         Limits of Liability; Indemnification.  The Sub-Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder.  The Sub-Adviser shall not be liable for any error of judgment or for any loss suffered by the Trust, the Fund or the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement. It is agreed that the Sub-Adviser shall have no responsibility or liability for the accuracy or completeness of the Trust's registration statement under the Act or the Securities Act of 1933, except for information supplied by the Sub-Adviser for inclusion therein.  The Trust agrees to indemnify the Sub-Adviser to the full extent permitted by the Trust's Declaration of Trust.

6.          Term.  This Agreement shall remain in effect for an initial term of two years from the date hereof, and from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the trustees of the Trust who are not “interested persons” (as defined in the 1940 Act) of the Trust, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that:

(a)        the Trust may, at any time and without the payment of any penalty, terminate this Agreement upon 15 days’ written notice of a decision to terminate this Agreement by (i) the Trust’s trustees; or (ii) the vote of a majority of the outstanding voting securities of the Fund;

(b)        the Adviser may, at any time and without the payment of penalty, terminate this Agreement upon 15 days’ notice to the Sub-Adviser, the Trust and the Fund;

(c)        the Sub-Adviser may, at any time and without the payment of any penalty, terminate this Agreement upon 30 days’ written notice to the Adviser, the Trust and the Fund;

(d)        this Agreement will terminate if it is “assigned” (as that term is used in the 1940 Act) without the consent of the Adviser and the Trust (to the extent and in the manner required under the 1940 Act); and

(e)        the terms of paragraphs 5 of this Agreement shall survive the termination of this Agreement.

8.         Amendments.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Trust’s outstanding voting securities.

9.         Applicable Law.  This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware.

10.       Representations and Warranties.

(a)        Representations and Warranties of the Adviser.  The Adviser hereby represents and warrants to the Sub-Adviser as follows: (i) the Adviser is a limited liability company fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; and (ii) the Adviser is registered as an investment adviser with the SEC under the Advisers Act, and shall maintain such registration in effect at all times during the term of this Agreement.

(b)        Representations and Warranties of the Sub-Adviser.  The Sub-Adviser hereby represents and warrants to the Adviser and the Trust as follows: (i) the Sub-Adviser is a limited liability company and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; and (ii) the Sub-Adviser is registered as an investment adviser with the SEC under the Advisers Act, and shall maintain such registration in effect at all times during the term of this Agreement.

(c)        Representations and Warranties of the Trust. The Trust hereby represents and warrants to the Sub-Adviser as follows: (i) the Trust has been duly organized as a statutory trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms; (ii) the Trust is registered as an investment company with the Securities and Exchange Commission under the 1940 Act; (iii) shares of the Trust are registered for offer and sale to the public under the 1933 Act; and (iv) such registrations will be kept in effect during the term of this Agreement.

11.       Structure of Agreement.  The Trust is entering into this Agreement solely on behalf of the Fund, and (a) no breach of any term of this Agreement shall create a right or obligation with respect to the Fund or any series of the Trust other than the Fund; and (b) the Sub-Adviser will not have the right to set off claims relating to the Fund by applying property of any other series of the Trust.

12.       Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.

CONGRESSIONAL EFFECT FAMILY OF FUNDS

By:
Title:	Trustee

PULTENEY STREET CAPITAL MANAGEMENT, LLC

By:	Sean M. McCooey
Title:	Managing Member

[Sub-Adviser]

By:
Title:

Exhibit D
New Trustees

Sean McCooey
Alfred E. Smith IV
Paul S. Buckley